Lazard to Acquire Campbell Lutyens, Creating the
Global Leader in Private Capital Advisory
Establishes Lazard CL as Lazard’s third global business
with Holcombe Green and Gordon Bajnai appointed Co-CEOs
New York and London, April 30, 2026 — Lazard, Inc. (NYSE: LAZ) today announced that it has entered into a definitive agreement to acquire Campbell Lutyens, a premier global private markets advisor focused on fund placement, secondary advisory, and GP capital advisory services. Building on the success of Lazard’s existing private capital advisory group, the combined businesses will form a new unit, Lazard CL—creating the leading private capital advisory platform globally, working in close cooperation with Lazard’s world‑class M&A and broader advisory practices.
Together, Lazard and Campbell Lutyens represent leading global positions in primary fundraising and secondary advisory, supported by world-class professionals and a track record of execution. Combining two highly complementary advisory platforms, Lazard CL will include dedicated fundraising, secondary advisory, and GP capital advisory businesses in infrastructure, private credit, private equity, and real estate across the U.S., Europe, the Middle East, and Asia Pacific.
The combined businesses represent:
•Approximately $500 million in estimated combined 2027 revenue
•More than 280 advisory professionals across 18 offices globally
•A dedicated institutional distribution team of over 60 professionals
•Advisory roles on over 230 fee-paying mandates over the past two years
•Over $100 billion in GP and LP secondary transaction volume over the past two years
•Over $190 billion of capital raised for clients over the past two years
In close coordination with Lazard’s preeminent M&A, capital markets advisory, and restructuring and liability management teams, Lazard CL will offer financial sponsor and institutional investor clients comprehensive and integrated advisory services across the full capital life cycle—from formation to liquidity to strategic alternatives—for both their firms and portfolio companies. By pairing the combined proprietary datasets of these two businesses with Lazard’s AI capabilities, this acquisition enables deeper insights for clients, while advancing the company’s goal of becoming the leading, AI-enabled independent financial firm.
With this transaction, the firm will establish Lazard CL as its third global business. Reporting to Lazard CEO and Chairman Peter Orszag, Lazard Global Head of Private Capital Advisory Holcombe Green has been appointed Co-CEO of Lazard CL with Gordon Bajnai, the current CEO of Campbell Lutyens. The enhanced global platform and expanded leadership will further accelerate progress on revenue growth and the share of revenue coming from private capital, both of which are core strategic components of the firm’s Lazard 2030 vision to build a more productive, resilient, and growth-oriented firm.
Peter Orszag, CEO and Chairman of Lazard: “This transaction marks another defining strategic step on the path toward Lazard 2030 and an exciting avenue for future growth. Private capital advisory has been expanding rapidly, and the future will belong to those who can combine global insight and deep expertise with the scale to deliver innovative solutions across the full private markets spectrum. With this transaction, Lazard and Campbell Lutyens will set a new benchmark for a comprehensive global model—tightly integrated with Lazard’s world class M&A and broader advisory capabilities. Campbell Lutyens is an exceptional firm, and I am delighted to welcome its team to Lazard, while also congratulating Holcombe and Gordon on their expanded roles as Co-CEOs of Lazard CL.”
Gordon Bajnai, CEO of Campbell Lutyens and appointed Co‑CEO of Lazard CL: “Over the last 38 years we have grown to be a leading global independent private capital advisor, built on a culture of entrepreneurship, innovation, and a client-first mentality. Our stated aspiration is to be the premier global provider of capital formation and advisory services to private markets, and in Lazard we have found a highly complementary partner with a shared ambition for the future. Lazard’s strength in M&A and broader advisory platform will be a significant benefit to our combined entity. Together, we will expand investor access as one of the industry’s largest integrated distribution networks, creating an unparalleled global platform for private capital advisory and unlocking new opportunities for clients worldwide. I look forward to working with Holcombe to bring our teams together with a unified purpose and culture.”
Holcombe Green, Global Head of Private Capital Advisory at Lazard and appointed Co‑CEO of Lazard CL: “Over the last five years, Lazard PCA has more than doubled its revenue, expanding its global footprint and strengthening its position as a leading private capital advisory platform. Campbell Lutyens has built a formidable business, and this transaction brings together two highly respected franchises with deeply complementary strengths. By enabling us to provide end‑to‑end solutions that span capital formation, liquidity, and strategic advisory, we are better positioned to support clients across private markets and create growth opportunities for our world-class bankers. I am excited to partner with Gordon and our exceptional senior leadership group and teams to build a global platform that sets the standard for excellence in private capital advisory.”
Senior leadership from Lazard and Campbell Lutyens remains in place. Andrew Sealey, Chairman of Campbell Lutyens, will serve as Lazard CL’s non-executive Chairman. Across the combined group’s activities in fundraising, GP capital advisory, and secondary advisory, senior leadership also includes Kevan Comstock, James Jacobs, Nick Miles, and Stephen Salyer from Lazard and Gerald Cooper, Thomas Liaudet, Immanuel Rubin, Sarah Sandstrom, Richard von Gusovius, and Marc Dumbell from Campbell Lutyens.
The transaction total consideration of approximately $575 million is payable in part at closing and in part two years following closing. Both tranches include portions of the consideration that are subject to additional lock-up arrangements. There is also potential additional consideration of up to $85 million to be paid based on defined performance criteria over a multi-year period.
The transaction is expected to be accretive to 2027 earnings and thereafter, with closing anticipated in calendar year 2026 subject to regulatory approvals. Please visit Lazard.com for additional information, including a slide presentation.

About Campbell Lutyens
Founded in 1988 by John Campbell, Richard Lutyens, and Bill Dacombe, Campbell Lutyens is one of the world’s leading independent private capital advisors. The firm provides a tailored combination of private capital capabilities, with services spanning private equity, private credit and infrastructure, and specialist expertise in primary fundraising, secondary transactions, and GP capital solutions. The company utilizes a data-led advisory approach, combining unique market insights with long-standing global relationships to access to deep pools of capital and the world’s leading private market sponsors.
Operating across 15 locations and three continents, Campbell Lutyens delivers global reach with local insight. The firm has raised over $713 billion of capital across its 35+ year track record, advising General Partners and Limited Partners at every stage of the capital life cycle. For more information, please visit Campbell-Lutyens.com and LinkedIn.
About Lazard
Founded in 1848, Lazard is the preeminent financial advisory and asset management firm, with operations in North and South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets, and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high net worth individuals. Lazard is listed on the New York Stock Exchange as Lazard, Inc. under the ticker LAZ. For more information, please visit Lazard.com and follow Lazard on LinkedIn.

Lazard		Campbell Lutyens
Media Contact	Investor Contact	Media Contact
Shannon Houston	Alexandra Deignan	Rowan Brown
+1 212 632 6880	+1 212 632 6886	+447785 804570
shannon.houston@lazard.com	alexandra.deignan@lazard.com	rbrown@campbell-lutyens.com
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” "pipeline," or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include statements regarding the proposed acquisition of Campbell Lutyens (the “Transaction”), the expected timing of closing of the Transaction, the anticipated benefits of the Transaction, as well as projections of our future financial performance based on our growth strategies, business plans and initiatives. These forward-looking statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements.
These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including the following:
•Adverse general economic conditions or adverse conditions in global or regional financial markets;
•Changes in international trade policies and practices including the implementation of tariffs, proposed further tariffs, and responses from other jurisdictions, the risk of potential government shutdowns, and the economic impacts, volatility and uncertainty resulting therefrom;
•A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);
•Losses caused by financial or other problems experienced by third parties;
•Losses due to unidentified or unanticipated risks;
•A lack of liquidity, i.e., ready access to funds, for use in our businesses;
•Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels; and
•Changes in relevant tax laws, regulations or treaties or an adverse interpretation of those items
These risks and uncertainties are not exhaustive. Our SEC reports describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
As a result, there can be no assurance that the forward-looking statements included in this release will prove to be accurate or correct. Although we believe the statements reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, achievements or events. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.
Lazard, Inc. is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

Non-GAAP and Other Financial Information
This presentation includes certain combined, illustrative, estimated or projected financial and operating information and other transaction-related data, and other metrics. Such information is presented for informational and illustrative purposes only. It has not been prepared in accordance with Article 11 of Regulation S-X and does not purport to project the future results of Lazard, Campbell Lutyens or the combined business.

Certain financial information and data contained in this presentation relating to Campbell Lutyens and the combined business may also have been prepared on bases that are not consistent or comparable with Lazard’s historical financial statements or operating metrics. No independent registered public accounting firm has audited, reviewed, compiled or performed any procedures with respect to the financial information or other data of Campbell Lutyens or any combined or pro forma information for the purpose of inclusion in this presentation and, accordingly, no such firm expresses an opinion or provides any other form of assurance with respect thereto for the purpose of this presentation.